Advanced Emissions Solutions Appoints Jeremy "Deke" Williamson as Chief Operating Officer
Deke will leverage 20+ years of results-driven operational experience to progress ADES's strategic objectives

GREENWOOD VILLAGE, Colo., September 18, 2023 (GlobeNewswire) - Advanced Emissions Solutions, Inc. (NASDAQ: ADES) (the "Company" or "ADES"), a producer of activated carbon, and other environmentally efficient carbon products for use in purification, sustainable energy, sustainable materials and energy transition, today announced that Jeremy "Deke" Williamson has been appointed as Chief Operating Officer ("COO") effective September 18, 2023.
Robert Rasmus, CEO of ADES commented, "I would like to welcome Deke to the ADES team in his role as COO. Deke is a proven leader. He has extensive experience optimizing plant operations and successfully completing construction and expansion projects on, or ahead of time. I know Deke shares our goal of ADES being the safest, lowest operating cost and most profitable company in the industry."
Williamson added, "I am thrilled to become a part of the ADES team and believe we have a tremendous opportunity to help the world reduce carbon and chemical emissions through our growing platform of activated carbon solutions. ADES will be the only vertically integrated Granular Activated Carbon producer in North America, and I look forward to leveraging my prior operations experience to support the construction and completion of the expansion of ADES’s Red River and Corbin plants. We have a great mission focused on the need for innovative purification solutions and I’m excited to get to work."
Mr. Williamson is the former Senior Vice President of Production and Distribution Operations at Hi-Crush, Inc., a fully integrated provider of proppant and logistics services for hydraulic fracturing operations. While at Hi-Crush, Williamson’s responsibilities largely revolved around managing multiple mining operations, strategic planning, and assisting the research and development teams. Prior to joining Hi-Crush in 2011, Williamson was the Plant Manager at Southeast Missouri Stone, a leader in infrastructure construction and maintenance. Williamson holds a BS in Business Management and MBA from the University of Phoenix.

About Advanced Emissions Solutions, Inc.
Advanced Emissions Solutions, Inc. serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA brings together ADA Carbon Solutions, LLC, a leading provider of powder activated carbon ("PAC") and ADA-ES, Inc., the providers of ADA® M-Prove™ Technology. We provide products and services to control mercury and other contaminants at coal-fired power generators and other industrial companies. Our broad suite of complementary products control contaminants and help our customers meet their compliance objectives consistently and reliably.

CarbPure Technologies LLC, (“CarbPure”), formed in 2015 provides high-quality PAC and granular activated carbon ideally suited for treatment of potable water and wastewater. Our affiliate company, ADA Carbon Solutions, LLC manufactures the products for CarbPure.

FluxSorb, LLC, formed in 2022, is an emerging technology company that introduces highly engineered activated carbons with a focus on the emerging remediation markets. Our vision is to partner with our customers to collaborate, develop and deploy best in class activated carbon solutions to meet even the most extreme challenges.

Arq is an environmental technology business founded in 2015 that has developed a novel process for producing specialty carbon products from coal mining waste. Arq has the technology and large-scale manufacturing facilities to produce a micro-fine hydrocarbon powder, Arq powder™, that can be used as a feedstock to produce activated carbon and as an additive for other products.

Caution on Forward-Looking Statements

Statements in this press release regarding the Company that are not historical facts, including statements concerning the Company’s ability to be the only vertically integrated Granular Activated Carbon Producer, are forward-looking statements within the meaning of applicable securities laws and regulations that involve risks and uncertainties and are not guarantees of future performance. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other subsequent filings with the Securities and Exchange Commission. You should not place undue reliance on the forward-looking statements, which speak only as of the date made. The Company undertakes no duty to update any forward-looking statement that it may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.
Source: Advanced Emissions Solutions, Inc.
Investor Contact:
Alpha IR Group
Ryan Coleman or Chris Hodges
312-445-2870
ADES@alpha-ir.com